UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

000-30684

(Commission file number)

Delaware	20-1303994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2560 Junction Avenue, San Jose, California 95134

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Oclaro, Inc., a Delaware corporation (the “Parent”), is a party to the Second Amended and Restated Credit Agreement, dated as of November 2, 2012 (as amended, the “Credit Agreement”), among the Parent, Oclaro Technology Limited, a company incorporated under the laws of England and Wales (the “Borrower”), each lender party thereto (the “Lenders”) and Wells Fargo Capital Finance, LLC, a Delaware limited liability company (as successor-by-merger to Wells Fargo Capital Finance, Inc.) (the “Agent”), as administrative agent for the Lenders.

On August 21, 2013, Parent, Borrower, the Lenders and the Agent amended the Credit Agreement, as described in Parent’s Current Report on Form 8-K filed on August 27, 2013. As so amended, the Credit Agreement included a covenant by which Parent and Borrower agreed to conclude certain asset sales by September 2, 2013. As previously announced, on September 12, 2013, Borrower sold certain assets to II-VI Holdings B.V., a Netherlands corporation and wholly-owned subsidiary of II-VI Incorporated, and certain of its affiliates, which assets are referred to as the “Zurich Business”. Although the sale of the Zurich Business satisfied the substance of the covenant, the fact that the sale was not completed until 10 days after the September 2, 2013 date included in the covenant constituted a breach of that covenant. Promptly following the sale of the Zurich Business, Borrow repaid all loans outstanding under the Credit Agreement, and as of the date of this report, there are no amounts outstanding under the Credit Agreement. Parent, Borrower and certain of the Lenders are currently discussing whether to further amend the Credit Agreement to reflect the changed nature of Parent’s business following the sale of the Zurich Business and the potential sale of Parent’s optical amplifier and micro-optics business. There can be no assurance that Parent, Borrower and such Lenders will reach agreement on any such amendment to the Credit Agreement.

To address the breach of the covenant attributable to the delay in completing the sale of the Zurich Business, Parent, Borrower, the Lenders and the Agent entered into a waiver to the Credit Agreement and the associated guaranties and security agreements on September 26, 2013, (the “Waiver”), under which the Lenders waived the covenant default attributable to the delay in the sale of the Zurich Business and took other actions consistent with the fact that Parent and certain of the Lenders are in discussions as to whether the Credit Agreement should continue in force or be terminated, and if it is to continue in force, what changes to the Credit Agreement should be agreed in light of the changes to the Parent’s business. These other actions included the following: (i) eliminating the requirement for the Agent and Lenders to make any advances, issue any letters of credit or provide any other extension of credit until the Agent and Lenders agree otherwise, (ii) preventing Borrower from exercising any right or action set forth in the applicable loan documents that is conditioned on the absence of any event of default and (iii) providing that if the Agent and Lenders do not agree to make amounts under the Credit Agreement available to the Borrower within thirty (30) days of the Waiver (or such later time as the Agent agrees), then the Agent and Lenders will have the option to immediately terminate the Credit Agreement.

The obligations of the Borrower under the Credit Agreement are guaranteed by the Parent and all significant subsidiaries of the Parent and the Borrower (collectively, the “Guarantors”), and are secured, pursuant to two security agreements, by substantially all of the assets of the Borrower and the Guarantors, including a pledge of the capital stock holdings of the Borrower and certain Guarantors in their direct subsidiaries.

The foregoing description of the Waiver is qualified in its entirety by reference to the full text of the Waiver, a copy of which will be filed with Parent’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: October 1, 2013	By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer